Fairchild Semiconductor Reiterates Guidance for the

First Quarter 2007

March 7, 2007 - South Portland, Maine - Fairchild Semiconductor (NYSE:FCS) the leading supplier of high performance products that optimize power, today reiterated its previous guidance for first quarter 2007 revenue to be down 3 to 6 percent and gross margins to be 50-100 basis points lower sequentially. This guidance does not include the results of consolidating System General Corporation.

On February 5, 2007 Fairchild successfully completed its tender offer for System General Corporation by acquiring more than 95 percent of the outstanding shares. Fairchild will consolidate System General's financial results for the period after February 5 into its financial statements beginning in the first quarter of 2007. We expect the first quarter financial impact of this consolidation of results, which is incremental to the above stated guidance, to be in the following ranges:

  Sales-System General sales for the period of February 5 to April 1, 2007 are expected to be in the range of $5.5 to $6.0 million USD.
  Gross Margin-The gross margin on the System General revenue is expected to be 46 percent +/- 1 percent in the first quarter of 2007, which does not include a one-time accounting transaction related to the purchase of System General's inventory.

Fairchild expects to report its first quarter 2007 financial results before the market opens on April 19, 2007.

Special Note on Forward Looking Statements:

This news release contains forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: our ability to successfully satisfy the conditions to completing the acquisition of System General, including the share swap and merger following the closing of the tender offer; our ability to successfully address the challenges associated with integrating the System General acquisition; our ability to retain and develop System General's markets, facilities and personnel; changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials; competitors' actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from low tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation, including a patent infringement lawsuit and U.S. International Trade Commission proceedings involving System General and our patent infringement litigation against Power Integrations. These lawsuits and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is the leading global supplier of high-performance power products critical to today's leading electronic applications in the computing, communications, consumer, industrial and automotive segments. As The Power Franchise®, Fairchild offers the industry's broadest portfolio of components that optimize system power. Fairchild's 9,000 employees design, manufacture and market power, analog and mixed signal, interface, logic, and optoelectronics products. Please contact us on the web at www.fairchildsemi.com.

Editorial Contacts:
Fairchild Semiconductor:	Fairchild Semiconductor:
Patti Olson	Dan Janson
Corporate Communications	Investor Relations
(800) 341-0392 X 8728 Fax: (207) 775-8161	(207) 775-8660 Fax: (207) 761-3415
Email: patti.olson@fairchildsemi.com	Email: investor@fairchildsemi.com